Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL BRASS AND COPPER HOLDINGS, INC. REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Olin Brass and A.J. Oster drive year-over-year volume growth with strong demand across key end markets

Third Quarter Highlights

•	Volume increased 6.1% year-over-year to 132.0 million pounds;

•	Adjusted sales increased 6.7% year-over-year to $139.7 million;

•	Consolidated Adjusted EBITDA increased 0.3% year-over-year to $30.5 million;

•	Adjusted diluted earnings per common share of $0.56, a $0.01 improvement year-over-year;

•	Net sales increased 11.5% year-over-year to $439.3 million;

•	Net income attributable to GBC of $9.9 million, or $0.47 per diluted share, versus net income of $11.0 million, or $0.52 per diluted share in prior year period; and

•	Completed follow-on public offering of common stock.

Schaumburg, IL., November 11, 2013 Global Brass and Copper Holdings, Inc. (NYSE:BRSS) (“GBC” or the “Company”) today announced the results for the third quarter ended September 30, 2013.

“We delivered another quarter of solid performance driven by improving conditions across several of our key end markets including building and housing, coinage, automotive and munitions,” said John Walker, GBC’s Chief Executive Officer. “Longer-term, we are particularly pleased with our Eco Brass line that continues to gain momentum leading up to the legislation taking effect in January 2014 that requires the reduction of lead content in all drinking water plumbing devices. We continue to invest in long-term initiatives, which will improve our overall operating effectiveness and growth across the entire Company.”

Third Quarter Operating Results

Volume for the third quarter of 2013 increased by 6.1% to 132.0 million pounds compared to 124.4 million pounds in the third quarter of 2012. The increase in volume was the result of higher demand in the building and housing, munitions, automotive and coinage end markets. These increases were partially offset by lower demand in the electronics/electrical components end market resulting from increased competition from foreign imports. Volume growth in the building and housing end market was also dampened by foreign competition. By segment, Olin Brass, Chase Brass, and A.J. Oster volume increased 4.6%, 1.5%, and 4.3% during the third quarter, respectively.

Net sales for the third quarter of 2013 increased 11.5% to $439.3 million compared to $394.0 million in the third quarter of 2012. The improvement in net sales was attributable to an increase in volume, higher average selling prices and sales of unprocessed metal, which were partially offset by lower metal prices. Adjusted sales, a non-GAAP revenue measure which reflects the value added premium over metal replacement cost recovery, increased 6.7% from $130.9 million to $139.7 million. A reconciliation of net sales to adjusted sales is provided later in this press release.

Gross profit during the third quarter of 2013 increased 2.0% to $45.3 million compared to $44.4 million during the third quarter of 2012, primarily driven by higher volume, higher average selling prices, and lower shrinkage costs due to lower metal costs and higher yields. These increases were partially offset by higher manufacturing conversion costs, which included costs in support of continuous improvement efforts and the development of information systems.

Selling, general and administrative (“SG&A”) expenses for the third quarter of 2013 increased by $2.7 million to $20.1 million compared to $17.4 million during the third quarter of 2012. SG&A expenses included expenses for costs incurred as a publicly traded company, costs associated with the follow-on public offering of common stock and an exchange offer to issue registered notes. During the third quarter of 2013, the Company also incurred costs associated with marketing and product development, labor contract negotiations and the development of information systems. Additionally, in the third quarter of 2013, the Company recorded share-based compensation expense resulting from the grant of equity awards to certain employees and members of GBC’s management and Board of Directors.

Net income attributable to GBC for the quarter was $9.9 million, or $0.47 per diluted share, compared to $11.0 million, or $0.52 per diluted share, for the same period of 2012.

Consolidated Adjusted EBITDA, a non-GAAP measure of consolidated GBC profitability, was $30.5 million for the third quarter of 2013, an increase of 0.3% compared to third quarter 2012, driven by higher volume, higher average selling prices, and lower shrinkage costs. Partially offsetting the increase were the previously mentioned higher manufacturing conversion costs, including costs in support of continuous improvement efforts and development of information systems, and an increase in SG&A expenses associated with marketing and product development, labor contract negotiations and development of information systems. A reconciliation of net income attributable to GBC to Consolidated Adjusted EBITDA is provided later in this press release.

Cash Flow and Leverage

During the third quarter of 2013, the Company reported net cash provided by operating activities of $22.5 million driven by earnings and working capital improvements.

The Company ended the quarter with cash of $18.1 million, borrowings of $22.5 million under its asset based revolving lending facility (“ABL Facility”), senior secured notes of $375.0 million, and with borrowing availability of $177.0 million under its ABL Facility.

Conference Call

The Company will host a teleconference and webcast at 8:30 a.m. (Central Time) on Tuesday, November 12 to review the results. To listen to the live call, individuals can access the webcast at the investor relations portion of the Company’s website at http://ir.gbcholdings.com, or by dialing 866-510-0712, passcode # 12206350 approximately 10 minutes before the scheduled start time. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the Global Brass and Copper website.

About Global Brass and Copper

Global Brass and Copper Holdings, Inc. through its wholly-owned principal operating subsidiary, Global Brass and Copper, Inc., is a leading, value-added converter, fabricator, distributor and processor of specialized copper and brass products in North America. GBC engages in metal melting and casting, rolling, drawing, extruding and stamping to fabricate finished and semi-finished alloy products from processed scrap, copper cathode and other refined metals. GBC’s products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that are sold under the Olin Brass, Chase Brass and A.J. Oster brand names. GBC’s products are used in a variety of applications across diversified end markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer end markets.

CONTACT:	Robert Micchelli
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700

Ryan Lown
FTI Consulting
(312) 553-6756

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes”, “expects”, “projects”, “may”, “would”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time make forward-looking public statements concerning its expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that it expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the failure to maintain the Company’s balanced book approach which could cause increased volatility in the Company’s profitability and operating results and may result in significant losses; the loss in order volumes from any of the Company’s largest customers, which may reduce the Company’s sales volumes, revenues and cash flows; the disruption to the Company’s business if its customers shift their manufacturing offshore; the occurrence of any prolonged disruptions at or failures of the Company’s manufacturing facilities and equipment which could have a material adverse effect on its business, financial condition, results of operations and cash flows; and the failure to implement the Company’s business strategy, including its growth initiatives, could adversely affect its business, financial condition, results of operations or cash flows. More detailed information about these and other risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our Amendment No. 1 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on September 20, 2013, in Item 1A “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and in the Company’s other filings with the Securities and Exchange Commission. All forward-looking information in this press release is expressly qualified in its entirety by these cautionary statements. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release.

In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measures

In addition to the results reported in accordance with U.S. GAAP, we have provided information regarding “Consolidated EBITDA”, “Segment EBITDA”, “Consolidated Adjusted EBITDA”, “Segment Adjusted EBITDA”, “Adjusted Diluted Earnings per Common Share,” and “Adjusted Sales”.

EBITDA-Based Measures

We define Consolidated EBITDA as net income (loss) attributable to Global Brass and Copper Holdings, Inc., adjusted to exclude interest expense, provision for (benefit from) income taxes and depreciation and amortization expense. Segment EBITDA is defined by us as income (loss) before provision for (benefit from) income taxes and equity income, adjusted to exclude interest expense and depreciation and amortization expense, in each case, to the extent such items are attributable to such segment.

We use Consolidated EBITDA only to calculate Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA is Consolidated EBITDA, further adjusted to exclude extraordinary gains from the bargain purchase that occurred in the acquisition of the worldwide metals business of Olin Corporation, realized and unrealized gains and losses related to the collateral hedge contracts that were required under our 2007 ABL Facility, unrealized gains and losses on derivative contracts in support of our balanced book approach, unrealized gains and losses associated with derivative contracts related to electricity and natural gas costs, non-cash gains and losses due to lower of cost or market adjustments to inventory, LIFO-based gains and losses due to the depletion of a LIFO layer of metal inventory, non-cash compensation expense related to payments made to members of our management by Halkos, share-based compensation expense, loss on extinguishment of debt, non-cash income accretion related to the joint venture with Dowa – Olin Metal Corporation (“Dowa”), management fees paid to KPS Management II, L.P. and KPS Management III, L.P., restructuring and other business transformation charges, specified legal and professional expenses and certain other items.

We use Segment EBITDA only to calculate Segment Adjusted EBITDA. Segment Adjusted EBITDA is Segment EBITDA, further adjusted to exclude unrealized gains and losses on derivative contracts in support of our balanced book approach, unrealized gains and losses associated with derivative contracts related to electricity and natural gas costs, non-cash gains and losses due to lower of cost or market adjustments to inventory, LIFO-based gains and losses due to the depletion of a LIFO layer of metal inventory, non-cash compensation expense related to payments made to certain employees by Halkos, share-based compensation expense, loss on extinguishment of debt, and non-cash income accretion related to the joint venture with Dowa, in each case, to the extent such items are attributable to the relevant segment.

We present the above-described EBITDA-based measures because we consider them important supplemental measures and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Nevertheless, our EBITDA-based measures may not be comparable to similarly titled measures presented by other companies.

We present Consolidated Adjusted EBITDA as a supplemental measure of our performance because we believe it represents a meaningful presentation of the financial performance of our core operations, without the impact of the various items excluded, in order to provide period-to-period comparisons that are more consistent and more easily understood. In addition, Segment Adjusted EBITDA is the key metric used by our chief operating decision-maker to evaluate the business performance of our segments in comparison to budgets, forecasts and prior-year financial results, providing a measure that management believes reflects our core operating performance.

Our EBITDA-based measures are not intended as alternatives to net income (loss) as indicators of our operating performance, as alternatives to any other measure of performance in conformity with GAAP or as alternatives to cash flow provided by operating activities as measures of liquidity. You should therefore not place undue reliance on our EBITDA-based measures or ratios calculated using those measures. Our GAAP-based measures can be found in our consolidated financial statements included elsewhere in this press release.

Adjusted Diluted Earnings per Common Share

Adjusted Diluted Earnings per Common Share is defined as Diluted Income (Loss) per Common Share adjusted to remove the after-tax impact of the addbacks to EBITDA in calculating Consolidated Adjusted EBITDA. We believe that Adjusted Diluted Earnings per Common Share supplements our GAAP results to provide a more complete understanding of the results of our business, and we believe it is useful to our investors and other parties for these same reasons. Adjusted Diluted Earnings per Common Share may not be comparable to similarly titled measures presented by other companies and is not a measure of operating performance or liquidity defined by GAAP.

Adjusted Sales

Adjusted sales is defined as net sales less the metal component of net sales. Net sales is the most directly comparable GAAP measure to adjusted sales. Adjusted sales represents the value-added premium we earn over our conversion and fabrication costs. Management uses adjusted sales on a consolidated basis to monitor the revenues that are generated from our value-added conversion and fabrication processes excluding the effects of fluctuations in metal costs, reflecting our toll sales and our balanced book approach for non-toll sales. We believe that adjusted sales supplements our GAAP results to provide a more complete understanding of the results of our business, and we believe it is useful to our investors and other parties for these same reasons. Adjusted sales may not be comparable to similarly titled measures presented by other companies and is not a measure of operating performance or liquidity defined by GAAP.

Global Brass and Copper Holdings, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2013	2012	2013	2012

Net sales	$439.3	$394.0	$1,345.7	$1,254.3
Cost of sales	394.0	349.6	1,201.8	1,112.9

Gross profit	45.3	44.4	143.9	141.4
Selling, general and administrative expenses (including non-cash profits interest expense of $0.0, $0.0, $29.3 and $19.5, respectively)	20.1	17.4	92.6	73.2

Operating income	25.2	27.0	51.3	68.2
Interest expense	10.1	9.9	29.9	29.9
Loss on extinguishment of debt	—	—	—	19.6
Other expense (income), net	0.1	(0.5)	0.3	0.1

Income before provision for income taxes and equity income	15.0	17.6	21.1	18.6
Provision for income taxes	5.3	6.8	17.8	14.0

Income before equity income	9.7	10.8	3.3	4.6
Equity income, net of tax	0.3	0.3	1.1	0.7

Net income	10.0	11.1	4.4	5.3
Less: Net income attributable to noncontrolling interest	0.1	0.1	0.2	0.3

Net income attributable to Global Brass and Copper Holdings, Inc.	$9.9	$11.0	$4.2	$5.0

Net income attributable to Global Brass and Copper Holdings, Inc. per common share:
Basic	$0.47	$0.52	$0.20	$0.24
Diluted	$0.47	$0.52	$0.20	$0.24
Weighted average common shares outstanding:
Basic	21,110,000	21,110,000	21,110,000	21,110,000
Diluted	21,174,708	21,110,000	21,134,169	21,110,000

Supplemental Non-GAAP Information
Net sales	$439.3	$394.0	$1,345.7	$1,254.3
Metal component of net sales	299.6	263.1	924.1	851.7

Adjusted sales	$139.7	$130.9	$421.6	$402.6

Diluted net income per common share, as reported	$0.47	$0.52	$0.20	$0.24
Non-cash Halkos profits interest compensation expense	—	—	1.39	0.92
Loss on extinguishment of debt	—	—	—	0.58
Management fees paid to affiliates of KPS	—	—	0.14	0.02
Gain (loss) on derivative contracts	0.03	(0.01)	0.03	(0.04)
Non-cash accretion of income of Dowa joint venture	—	—	(0.01)	(0.01)
Specified legal/professional expenses	0.04	0.03	0.08	0.06
Lower of cost or market adjustment to inventory	—	0.01	0.01	0.01
Share-based compensation expense	0.02	—	0.03	—
Other adjustments	—	—	—	0.01

Adjusted diluted earnings per common share (1)	$0.56	$0.55	$1.87	$1.79

(1)	The non-cash profits interest expense assumed no tax benefits. All remaining adjustments include a tax effect.

Global Brass and Copper Holdings, Inc.

Segment Results of Operations

	Three Months Ended		Change
(in millions)	September 30,		2013 vs. 2012
	2013	2012	Amount	Percent
Pounds shipped (a)
Olin Brass	70.3	67.2	3.1	4.6%
Chase Brass	53.5	52.7	0.8	1.5%
A.J. Oster	17.0	16.3	0.7	4.3%
Corporate & other (b)	(8.8)	(11.8)	3.0	(25.4%)

Total	132.0	124.4	7.6	6.1%

Net Sales
Olin Brass	$222.9	$175.9	$47.0	26.7%
Chase Brass	149.3	151.4	(2.1)	(1.4%)
A.J. Oster	79.1	78.0	1.1	1.4%
Corporate & other (b)	(12.0)	(11.3)	(0.7)	6.2%

Total	$439.3	$394.0	$45.3	11.5%

Segment Adjusted EBITDA
Olin Brass	$13.5	$13.7	$(0.2)	(1.5%)
Chase Brass	16.0	16.1	(0.1)	(0.6%)
A.J. Oster	4.3	4.7	(0.4)	(8.5%)

Total for operating segments	$33.8	$34.5	$(0.7)	(2.0%)

(a)	Amounts exclude quantity of unprocessed metals sold.
(b)	Amounts represent intercompany eliminations.

Segment Adjusted EBITDA Reconciliation

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
(in millions)	Olin Brass	Chase Brass	A.J. Oster	Olin Brass	Chase Brass	A.J. Oster
Income before provision for income taxes and equity income:	$12.2	$15.3	$4.2	$12.8	$15.5	$4.6
Interest expense	—	—	—	—	—	—
Depreciation expense	1.2	0.7	0.1	0.8	0.6	0.1
Amortization expense	—	—	—	—	—	—

Segment EBITDA	$13.4	$16.0	$4.3	$13.6	$16.1	$4.7
Equity income, net of tax	0.3	—	—	0.3	—	—
Net income attributable to non-controlling interest	(0.1)	—	—	(0.1)	—	—
Non-cash accretion of income of Dowa joint venture (a)	(0.1)	—	—	(0.1)	—	—

Segment Adjusted EBITDA	$13.5	$16.0	$4.3	$13.7	$16.1	$4.7

(a)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in our joint venture in Dowa. This adjustment represents the accretion of equity in our joint venture in Dowa over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).

Global Brass and Copper Holdings, Inc.

Segment Results of Operations

	Nine Months Ended		Change
(in millions)	September 30,		2013 vs. 2012
	2013	2012	Amount	Percent
Pounds shipped (a)
Olin Brass	210.5	202.0	8.5	4.2%
Chase Brass	169.6	169.4	0.2	0.1%
A.J. Oster	51.4	52.1	(0.7)	(1.3%)
Corporate & other (b)	(29.6)	(37.4)	7.8	(20.9%)

Total	401.9	386.1	15.8	4.1%

Net Sales
Olin Brass	$654.5	$533.1	$121.4	22.8%
Chase Brass	488.5	506.3	(17.8)	(3.5%)
A.J. Oster	243.4	251.7	(8.3)	(3.3%)
Corporate & other (b)	(40.7)	(36.8)	(3.9)	10.6%

Total	$1,345.7	$1,254.3	$91.4	7.3%

Segment Adjusted EBITDA
Olin Brass	$41.2	$37.5	$3.7	9.9%
Chase Brass	53.8	53.3	0.5	0.9%
A.J. Oster	13.2	15.1	(1.9)	(12.6%)

Total for operating segments	$108.2	$105.9	$2.3	2.2%

(a)	Amounts exclude quantity of unprocessed metals sold.
(b)	Amounts represent intercompany eliminations.

Segment Adjusted EBITDA Reconciliation

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
(in millions)	Olin Brass	Chase Brass	A.J. Oster	Olin Brass	Chase Brass	A.J. Oster
Income before provision for income taxes and equity income:	$37.4	$51.6	$13.0	$35.0	$51.4	$14.9
Interest expense	—	—	—	—	—	—
Depreciation expense	3.4	2.1	0.2	2.6	1.8	0.2
Amortization expense	—	0.1	—	—	0.1	—

Segment EBITDA	$40.8	$53.8	$13.2	$37.6	$53.3	$15.1
Equity income, net of tax	1.1	—	—	0.7	—	—
Net income attributable to non-controlling interest	(0.2)	—	—	(0.3)	—	—
Non-cash accretion of income of Dowa joint venture (a)	(0.5)	—	—	(0.5)	—	—

Segment Adjusted EBITDA	$41.2	$53.8	$13.2	$37.5	$53.3	$15.1

(a)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in our joint venture in Dowa. This adjustment represents the accretion of equity in our joint venture in Dowa over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).

Global Brass and Copper Holdings, Inc.

Consolidated Balance Sheets (Unaudited)

	As of
	September 30,	December 31,
(In millions, except share and par value data)	2013	2012
Assets
Current assets:
Cash	$18.1	$13.9
Accounts receivable (net of allowance of $1.5 and $1.4, respectively)	198.5	164.3
Inventories	208.8	174.4
Prepaid expenses and other current assets	26.6	12.1
Deferred income taxes	32.1	33.5
Income tax receivable, net	0.6	1.3

Total current assets	484.7	399.5

Property, plant and equipment, net	78.1	71.1
Investment in joint venture	2.2	3.0
Goodwill	4.4	4.4
Intangible assets, net	0.8	0.8
Deferred income taxes	5.7	6.1
Other noncurrent assets	16.6	17.8

Total assets	$592.5	$502.7

Liabilities and deficit
Current liabilities:
Accounts payable	105.3	81.6
Accrued liabilities	59.6	48.4
Accrued interest	12.4	3.3
Income tax payable	0.2	0.2

Total current liabilities	177.5	133.5

Long-term debt	397.5	389.5
Other noncurrent liabilities	26.3	27.5

Total liabilities	601.3	550.5

Commitments and contingencies	—	—
Global Brass and Copper Holdings, Inc. stockholders’ deficit:
Common stock - $.01 par value; 80,000,000 shares authorized; 21,110,000 shares issued and outstanding	0.2	0.2
Additional paid-in capital	30.2	—
Accumulated deficit	(43.9)	(48.1)
Accumulated other comprehensive income	0.8	1.5
Receivable from stockholder	—	(4.9)

Total Global Brass and Copper Holdings, Inc. stockholders’ deficit	(12.7)	(51.3)
Noncontrolling interest	3.9	3.5

Total deficit	(8.8)	(47.8)

Total liabilities and deficit	$592.5	$502.7

Global Brass and Copper Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(In millions)	2013	2012
Cash flows from operating activities
Net income	$4.4	$5.3
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash adjustments	39.7	48.4
Change in assets and liabilities:
Accounts receivable	(34.0)	(48.9)
Inventories	(34.6)	1.3
Prepaid expenses and other current assets	(15.0)	5.4
Accounts payable	23.9	30.8
Accrued liabilities	10.6	12.1
Accrued interest	9.2	8.1
Income taxes, net	0.6	2.7
Other, net	(0.3)	(6.9)

Net cash provided by operating activities	4.5	58.3

Cash flows from investing activities
Capital expenditures	(13.2)	(11.3)
Proceeds from sale of property, plant and equipment	0.2	—

Net cash used in investing activities	(13.0)	(11.3)

Cash flows from financing activities
Deferred financing fees	—	(13.0)
Proceeds from senior secured notes	—	375.0
Payments on term loan	—	(310.9)
Borrowings on ABL Facility	337.2	142.4
Payments on ABL Facility	(329.2)	(113.9)
Distribution to stockholder	—	(160.0)
Net payment (amounts due) from stockholder	4.9	(2.4)

Net cash provided by (used in) financing activities	12.9	(82.8)

Effect of foreign currency exchange rates	(0.2)	(0.7)

Net increase (decrease) in cash	4.2	(36.5)

Cash at beginning of period	13.9	49.5

Cash at end of period	$18.1	$13.0

Global Brass and Copper Holdings, Inc.

Consolidated Adjusted EBITDA Reconciliation

	Three Months Ended September 30,
(in millions)	2013	2012
Net income attributable to Global Brass and Copper Holdings, Inc.	$9.9	$11.0
Interest expense	10.1	9.9
Provision for income taxes	5.3	6.8
Depreciation expense	2.1	1.7
Amortization expense	—	—

Consolidated EBITDA	$27.4	$29.4

Loss (gain) on derivative contracts (a)	1.0	(0.3)
Non-cash accretion of income of Dowa joint venture (b)	(0.1)	(0.1)
Management fees (c)	—	0.2
Specified legal/professional expenses (d)	1.4	0.9
Lower of cost or market adjustment to inventory (e)	—	0.3
Share-based compensation expense (f)	0.8	—

Consolidated Adjusted EBITDA	$30.5	$30.4

(a)	Represents unrealized gains and losses on derivative contracts in support of our balanced book approach and unrealized gains and losses associated with derivative contracts with respect to electricity and natural gas costs.
(b)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in our joint venture with Dowa. This adjustment represents the accretion of equity in our joint venture with Dowa at the date of the acquisition over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).
(c)	The 2012 amount represents a portion of the annual advisory fees payable to affiliates of KPS.
(d)	Specified legal/professional expenses for the three months ended September 30, 2013 includes $1.4 million of professional fees for accounting, tax, legal and consulting services related to costs incurred as a publicly traded company, including follow-on offering costs and costs associated with the exchange offer to issue registered notes. Specified legal/professional expenses for the three months ended September 30, 2012 includes $0.9 million of professional fees for accounting, tax, legal and consulting services related to an exchange offer and public readiness efforts.
(e)	Represents a non-cash lower of cost or market charge for the write down of inventory recorded during the three months ended September 30, 2012.
(f)	Represents share-based compensation expense resulting from the grant of non-qualified stock options, restricted stock and performance-based shares to certain employees and members of our management and our Board of Directors.

Global Brass and Copper Holdings, Inc.

Consolidated Adjusted EBITDA Reconciliation

	Nine Months Ended September 30,
(in millions)	2013	2012
Net income attributable to Global Brass and Copper Holdings, Inc.	$4.2	$5.0
Interest expense	29.9	29.9
Provision for income taxes	17.8	14.0
Depreciation expense	6.0	4.8
Amortization expense	0.1	0.1

Consolidated EBITDA	$58.0	$53.8

Loss (gain) on derivative contracts (a)	1.1	(1.5)
Non-cash accretion of income of Dowa joint venture (b)	(0.5)	(0.5)
Loss on extinguishment of debt (c)	—	19.6
Non-cash Halkos profits interest compensation expense (d)	29.3	19.5
Management fees (e)	4.8	0.7
Specified legal/professional expenses (f)	2.9	2.0
Lower of cost or market adjustment to inventory (g)	0.3	0.3
Share-based compensation expense (h)	1.0	—
Other adjustments (i)	—	0.5

Consolidated Adjusted EBITDA	$96.9	$94.4

(a)	Represents unrealized gains and losses on derivative contracts in support of our balanced book approach and unrealized gains and losses associated with derivative contracts with respect to electricity and natural gas costs.
(b)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in our joint venture with Dowa. This adjustment represents the accretion of equity in our joint venture with Dowa at the date of the acquisition over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).
(c)	Represents the loss on the extinguishment of debt recognized in connection with the termination prior to maturity of the senior secured term loan.
(d)	The 2013 amount includes $20.4 million that represents incremental non-cash compensation as a result of the modification made to the Halkos LLC Agreement to eliminate Halkos’ right to acquire all or a portion of the Class B Shares. The 2013 amount also includes $8.9 million that represents dividend payments made by Halkos to members of our management that resulted in a non-cash compensation charge in connection with the IPO that occurred in May 2013. The 2012 amount represents the dividend payment made by Halkos to members of our management that resulted in a non-cash compensation charge in connection with the Parent distribution that occurred on June 1, 2012.
(e)	The 2013 amount includes an early termination fee equal to the value of the advisory fee that would have otherwise been payable to affiliates of KPS through the end of the agreement. The 2012 amount represents a portion of the annual advisory fees payable to affiliates of KPS.
(f)	Specified legal/professional expenses for the nine months ended September 30, 2013 includes $2.9 million of professional fees for accounting, tax, legal and consulting services related to costs incurred as a publicly traded company, including IPO efforts, follow-on offering costs and costs associated with the Exchange Offer. Specified legal/professional expenses for the nine months ended September 30, 2012 includes $2.0 million of professional fees for accounting, tax, legal and consulting services related to an exchange offer and public company readiness efforts.
(g)	Represents non-cash lower of cost or market charges for the write down of inventory recorded during the nine months ended September 30, 2013 and 2012.
(h)	Represents share-based compensation expense resulting from the grant of non-qualified stock options, restricted stock and performance-based shares to certain employees and members of our management and our Board of Directors.
(i)	Represents a call premium of $0.5 million as a result of a voluntary prepayment of $15.0 million on our senior secured loan in April 2012.

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